Exhibit 99.1

Silver Spike Investment Corp. Reports First Quarter 2023 Financial Results

Silver Spike Investment Corp. (“Silver Spike” or the “Company”), a specialty finance company that was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies, today announced its financial results for the quarter ended March 31, 2023.

Quarter Ended 3/31/23 Highlights

•	Total investment income of $2.5 million

•	Net investment income of $1.4 million, or $0.22 per share

•	Investment portfolio of $55.6 million at fair value

•	Net asset value (“NAV”) per share increased to $14.29 on March 31, 2023 from $13.91 on December 31, 2022

Scott Gordon, Chairman and Chief Executive Officer of Silver Spike, commented “As the cannabis industry continues to move through a challenging phase, we remain focused on methodically underwriting new loans to premier operators and brands in the industry. Lending to cannabis companies is as limited as we have seen in recent years, which puts us in a unique position to continue capturing attractive risk adjusted returns for our investors. Earlier this month, we led and participated in the $35 million initial close of a senior secured credit facility for DreamFields Brands Inc., a leading multi-state cannabis operator, and one of the fastest growing companies in the cannabis industry, through its Jeeter brand.”

Conference Call

Silver Spike will host a conference call and webcast to discuss the Company's first quarter 2023 financial results at 8:00 a.m. Eastern Time on Friday, May 12, 2023. Participants may register for the call here. A live webcast of the call will also be available on the Company’s website at ssic.silverspikecap.com.

The presentation to be used in connection with the conference call and webcast will be available at ssic.silverspikecap.com.

A replay of the call will be available at ssic.silverspikecap.com by end of day May 12, 2023.

Background

Silver Spike Investment Corp. is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. On February 8, 2022, Silver Spike completed its initial public offering. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries.

Results of Operations

For the three months ended March 31, 2023, total investment income was $2.5 million. This compares to total expenses of $1.1 million, resulting in net investment income of approximately $1.4 million, or $0.22 per share.

Silver Spike recorded a net unrealized gain of $1.0 million during the quarter ended March 31, 2023, primarily related to the fair valuation of our debt investments.

The Company generated a net increase in net assets from operations of $2.4 million, or $0.38 per share.

Net Asset Value

As of March 31, 2023, NAV per share increased to $14.29, compared to $13.91 as of December 31, 2022. The increase in NAV per share was primarily driven by the results from operations. Total net assets as of March 31, 2023 were $88.8 million, compared to $86.5 million as of December 31, 2022.

Portfolio and Investment Activity

As of March 31, 2023, Silver Spike’s investment portfolio had an aggregate fair value of approximately $55.6 million, comprising $45.7 million in secured loans in three portfolio companies and $9.9 million in secured notes in three portfolio companies.

During the quarter ended March 31, 2023, the Company made one investment. Subsequent to the quarter end, the Company made one additional investment on May 3, 2023.

At quarter end March 31, 2023, there were no loans on non-accrual status.

Liquidity and Capital Resources

At March 31, 2023, the Company had $32.5 million in available liquidity, comprising $32.5 million in cash equivalents.

About Silver Spike Investment Corp.

Silver Spike, a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies. Silver Spike’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in secured and unsecured debt in cannabis companies and other companies in the health and wellness sector. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit https://ssic.silverspikecap.com/.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:

Bill Healy
bill@silverspikecap.com

212-905-4933

Media:

Alan Oshiki and Sydney Gever

H/Advisors Abernathy

Silverspikecapital@h-advisors.global

212-371-5999

SILVER SPIKE INVESTMENT CORP.

Statements of Assets and Liabilities

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $54,910,290 and $50,527,898, respectively)	$55,623,299	$50,254,550
Cash and cash equivalents	32,544,027	35,125,320
Interest receivable	1,568,026	1,559,081
Prepaid expenses	254,651	32,323
Total assets	$89,990,003	$86,971,274

LIABILITIES

Management fee payable	$409,384	$170,965
Income-based incentive fee payable	203,821	-
Capital gains incentive fee payable	142,602	-
Legal fees payable	99,988	42,215
Administrator fees payable	82,936	57,306
Valuation fees payables	72,185	-
Audit fees payable	47,883	50,000
Professional fees payable	46,936	28,744
Director’s fee payable	35,944	32,049
Excise tax payable	-	80,566
Due to affiliate	-	37
Other payables	15,515	33,663
Total liabilities	$1,157,194	$495,545

Commitments and contingencies (Note 6)	-	-

NET ASSETS
Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,214,672 and 6,214,672 shares issued and outstanding, respectively	$62,147	$62,147
Additional paid-in-capital	85,038,887	84,917,788
Distributable earnings/(Accumulated losses)	3,731,775	1,495,794
Total net assets	$88,832,809	$86,475,729
NET ASSET VALUE PER SHARE	$14.29	$13.91

SILVER SPIKE INVESTMENT CORP.

Statements of Operations

(Unaudited)

	For the three months ended	For the three months ended
	March 31, 2023	March 31, 2022
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$2,457,839	$10,073
Fee income	-	-
Total investment income	2,457,839	10,073

EXPENSES
Management fee	238,419	-
Income-based incentive fee	203,821	-
Capital gains incentive fee	142,602	-
Legal expenses	98,760	34,069
Audit expense	97,883	10,000
Administrator fees	77,844	47,151
Valuation fees	73,065	-
Insurance expense	69,082	46,488
Director expenses	35,944	-
Professional fees	18,192	34,920
Custodian fees	12,000	12,000
Organizational expenses	-	34,168
Other expenses	19,504	6,808
Total expenses	1,087,116	225,604

NET INVESTMENT INCOME (LOSS)	1,370,723	(215,531)

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Net realized gain (loss) from investments	-	-

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled/non-affiliate investments	986,357	-
Net change in unrealized appreciation/(depreciation) on investments	986,357	-

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$2,357,080	$(215,531)

NET INVESTMENT INCOME (LOSS) PER SHARE — BASIC AND DILUTED	$0.22	$(0.06)
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE — BASIC AND DILUTED	$0.38	$(0.06)
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC AND DILUTED	6,214,672	3,557,529